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                                                                   Exhibit 10.25

                                   INFOGRAMES

                           TRADEMARK LICENSE AGREEMENT



         THIS TRADEMARK LICENSE AGREEMENT (the "Agreement"), effective as of May 10, 2000, is between Infogrames Entertainment S.A., a societe anonyme organized under the laws of France, having its principal place of business at 84, rue du ler Mars 1943, Villeurbanne, 69100 France ("Infogrames"), and GT Interactive Software Corp., a Delaware corporation, having its principal place of business at 417 5th Avenue, New York, N.Y. 10016 ("Licensee"). For purposes of this Agreement, the rights and obligations of Licensee hereunder shall be deemed to include each of Licensee's subsidiaries and affiliates "controlled" by it, but only for so long as each remains a subsidiary or affiliate, as the case may be, controlled by Licensee. "Control" shall mean the possession, whether direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract, or otherwise.



                              W I T N E S S E T H:


         WHEREAS, Infogrames is the owner of the Trademarks listed or described on Schedule A hereto (collectively the "Trademarks") used in connection with its business.

         WHEREAS, Infogrames has the power and authority to grant to Licensee the right and license to use the Trademarks pursuant to this Agreement;

         WHEREAS, Infogrames is a majority shareholder of Licensee and is in the business of, among other things, developing, publishing and distributing software and providing products and services related to software;

         WHEREAS, Licensee is also in the business of developing, publishing and distributing software and providing products and services related to software (the "Business"); and

         WHEREAS, Licensee desires to obtain from Infogrames a license to use the Trademarks for the Business, including but not limited to entertainment and edutainment software for p.c. and video game consoles (collectively, "Products").

         NOW, THEREFORE, in consideration of the promises and mutual covenants, agreements and obligations set forth herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.   GRANT OF LICENSE.
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Subject to the terms and conditions herein, Infogrames hereby grants to
Licensee, during the Term (as defined below), the royalty-free, non-exclusive right and license to use the Trademarks in connection with the Business in the Territory (as defined below), including, without limitation, in Licensee's own name on all corporate materials and on all Products' packaging, marketing, advertising and promotional materials and for identification purposes for individuals who are associated with the Products and/or the Business.

              The term "Territory" shall mean worldwide.

              Licensee shall have no right to sublicense any of its rights under this Agreement without the prior written consent of Infogrames, which consent may be withheld in Infogrames's sole but reasonable discretion.

              To the extent Licensee sublicenses any of its rights under this Agreement, it shall do so only pursuant to a written sublicense agreement approved in advance in writing by Infogrames. Licensee shall be responsible for any failure of its sublicensees to comply with the requirements of the applicable sublicense agreement.

2.   ACKNOWLEDGMENT OF OWNERSHIP.

              2.1 Licensee recognizes and acknowledges the validity of Infogrames's rights in the Trademarks and that Infogrames is the owner thereof as so represented by Infogrames herein. Licensee agrees not to challenge the validity of or Infogrames' title to the Trademarks, and not to oppose or petition to cancel any applications filed or registrations received in respect of such rights. Licensee's use of the Trademarks shall inure to the benefit of Infogrames.

              2.2 All rights and good will created by or arising from use of the Trademarks by Licensee shall be and remain the sole and exclusive property of Infogrames, and Licensee does hereby waive and renounce any and all claims to such Trademarks. Licensee further agrees not to perform any act or omission materially adverse to the Trademarks.

              2.3 Licensee shall not attempt to register or claim rights in the Trademarks, alone or as part of its own trademark, in the Territory or in jurisdictions foreign thereto. Licensee acknowledges that Infogrames, as the owner of the Trademarks, shall have the exclusive right to apply for, and to extend, all registrations for the Trademarks throughout the Territory. Licensee agrees to cooperate with Infogrames with respect to the preparation of any application for or extensions of any such registrations, and shall execute any other documents Infogrames may reasonably require to maintain the registrations in effect. All expenses in connection with the registrations shall be paid by Infogrames.


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3.   TERM.

              Subject to the parties' right to terminate the license as detailed in Section 4 below, the term of the license granted hereunder (the "Term") shall be perpetual.

4.   TERMINATION OF THE TERM.

              4.1 Either party hereto shall have the right to terminate this Agreement by the delivery to the other party of one (1) year advance written notice of termination or such shorter period as may be agreed to by the parties, or, in the case of a breach of Section 6 below, Infogrames may terminate with thirty (30) days advance written notice. If termination is for breach of Section 6 below, such notice shall be of no force or effect and the Agreement shall not thereby be terminated if such breach shall have been cured prior to the expiration of such 30-day period. If such breach shall not have been cured within such 30 day period, Licensee shall take all steps necessary as soon as possible thereafter to cease all use of the Trademarks; provided, however, that Licensee shall not be required to recall any Products in connection with the termination of its or any of its affiliates rights to use the Trademarks hereunder.

              4.2 If either party hereto shall file a voluntary petition under any bankruptcy or insolvency law, or if any involuntary petition is filed against either party hereto under any bankruptcy or insolvency law and such petition is not dismissed within sixty (60) days of such filing, or if either party hereto shall make any assignment for the benefit of its creditors or shall make any arrangement pursuant to any bankruptcy or insolvency law, then the other party hereto shall have the right to terminate the Term by the delivery to such first party hereto of written notice of termination. This notice shall state the basis for such claim of a right to terminate the Term and shall be effective immediately upon its delivery.

              4.3 In the event that Infogrames' ownership interest, whether direct or indirect, in Licensee shall at any time be less than fifty percent (50%) or in the event that Infogrames no longer controls the management and policies of Licensee, Infogrames and Licensee shall enter into good faith negotiations to provide for appropriate terms on which Licensee will discontinue all use of the Trademarks hereunder, and Infogrames will cooperate with Licensee in connection with any corporate action necessary as a result of any termination under this Section 4.3.

5. EFFECT OF TERMINATION OR EXPIRATION OF THE TERM.

              Subject to the provisions of Section 4 above, upon termination of this

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              Agreement, Licensee agrees to immediately cease use of the
              Trademarks.

6.   QUALITY CONTROL.

              6.1 Licensee shall use the Trademarks in connection with the Business, including but not limited to the Products and any marketing, advertising, promotional and corporate materials, only in the manner set forth in guidelines provided to Licensee in writing by Infogrames, as the same may be modified or amended from time to time (the "Guidelines"), or as otherwise specified in writing by Infogrames, and in compliance with all applicable laws, rules, regulations, policies, requirements and the like of federal, state, local and other governmental, administrative or judicial authorities. Licensee acknowledges that if the Products are of inferior quality, the substantial goodwill which Infogrames possesses in the Trademarks may be impaired. Licensee must obtain Infogrames's prior written approval for any other use of the Trademarks. Infogrames may withhold its approval in its sole discretion.

              6.2 Licensee shall, at its sole cost and expense, upon reasonable request by Infogrames, supply to Infogrames samples of the use of the Trademarks, including samples of Products bearing the Trademarks and promotional and written materials, for purposes of inspection to determine if the Products and other materials meet the standards of quality acceptable to Infogrames. Such right of inspection to determine compliance with this Agreement and the quality controls set forth herein shall only be undertaken during business hours and without creating any unreasonable disturbance to inspect the premises of Licensee.

              6.3 Licensee shall not use the Trademarks in any advertising or promotional material or in connection with the Products or conduct any activities with respect to the Business in a manner which is reasonably likely to adversely affect or detract from the Trademarks or Infogrames; provided, however, that Licensee shall not be in breach of this
                      Section 6.3 if Infogrames has approved such use pursuant to Section 6.2.

              6.4 Licensee agrees that whenever it uses any of the Trademarks which are registered, it shall do so in connection with the registration symbol "(R)". Licensee also agrees that whenever it uses any of the Trademarks which are not registered, it shall apply any marking that Infogrames reasonably requests (for example, "TM").

              6.5 Should Licensee fail to comply with any one or more of the provisions of this Section 6, or fail, to the reasonable satisfaction of Infogrames, to meet the standard of quality with respect to the Products and other

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                      materials established by Infogrames, Infogrames shall have the right to terminate this Agreement in accordance with the provisions of Section 4.1.

7.   REPRESENTATIONS AND WARRANTIES.

              7.1 Each party represents and warrants that it is in possession of the full right, power and authority to enter into this Agreement.

              7.2 Licensee represents and warrants that all activities conducted in connection with the Business by Licensee and its employees, officers, directors, and sublicensees, if any, shall be in material compliance with and shall not violate in any material respect any laws, rules, regulations, policies, requirements and the like of federal, state, local and other governmental, administrative or judicial authorities.

8.   INDEMNIFICATION AND HOLD HARMLESS.

              8.1 Infogrames shall have no obligation to indemnify or hold Licensee harmless from and against, and shall not be responsible or liable for, any claims, liabilities, damages, losses, costs, attorneys fees, etc., with respect to any action, inaction or activities by Licensee, its sublicensees, and/or one or more third parties concerning, either directly or indirectly, the subject matter of this Agreement. Notwithstanding the foregoing, Infogrames shall indemnify, defend and hold harmless Licensee from and against any claim, demand, proceeding or action for infringement, by use of the Trademarks, of third party intellectual property rights, provided that the Trademarks are used in accordance with the provision of this Agreement, and further provided that the Licensee gives Infogrames prompt written notice of any such claim, demand, proceeding or action.

              8.2 Licensee shall be solely responsible and liable for, with no liability or responsibility on the part of Infogrames or any third party engaged by Infogrames, and shall indemnify and hold Infogrames harmless from and against any and all claims, demands, liabilities, damages, losses, costs, expenses, reasonable counsel fees and settlements, which Infogrames or its officers, directors, employees, agents, attorneys, affiliates, etc. may sustain:

                      (a) Arising from any and all unauthorized action, inaction, activities, products or services, including, but not limited to, the Products provided by Licensee, its sublicensees or third parties;

                      (b) Resulting from any breach or default in the performance or observance of any of the covenants or obligations of Licensee hereunder or of Licensee's sublicensees under the applicable


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                               sublicense agreements;

                      (c) Arising from any of Licensee's or its sublicensees' obligations or liabilities; or

                      (d) Arising from any product liabilities relating to the Products.

9.   ENFORCEMENT AND PROTECTION.

              9.1 Infogrames shall endeavor to investigate unauthorized uses or misuses by third parties of the Trademarks, or variations thereof, brought to its attention by Licensee. However, Infogrames shall not be required to bring suit or take action with respect to such unauthorized use or misuse by third parties.

              9.2 Licensee shall immediately notify Infogrames of any unauthorized use or misuse of the Trademarks or variations thereof as comes to Licensee's attention, with Infogrames having the sole right and discretion to take action in respect to the unauthorized use or misuse of the Trademarks; provided, however, that to the extent Infogrames declines to take action with respect to any unauthorized use or misuse of the Trademarks and such unauthorized use or misuse materially adversely affects Licensee's Business or any Product published or developed by Licensee, Licensee shall have the right to take action with respect to such unauthorized use or misuse.

10.  NOTICES AND OTHER COMMUNICATIONS.

              Any notice or other communication required, contemplated or permitted by this Agreement by any party, shall be in writing and shall be either personally delivered or sent by Federal Express or other reputable overnight courier for next business day delivery with charges billed to or prepaid by shipper, or sent by certified mail, return receipt requested, postage prepaid, at the addresses set forth in the preamble of this Agreement.

              Any notice personally served shall be deemed delivered on the date of such service. Any notice sent by overnight courier as provided above shall be deemed delivered on the first business day after the date such notice was delivered to such overnight courier. Any notice sent by certified mail as provided above shall be deemed delivered on the third business day next following the postmark date the notice bears.

11. INJUNCTIVE RELIEF.

             Licensee acknowledges that Infogrames may be irreparably harmed by any breach of this Agreement and that any monetary relief may be inadequate to compensate Infogrames for any breach by Licensee. Therefore, in addition to any monetary relief available to Infogrames, Infogrames shall be entitled,


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             without the necessity of proving irreparable harm or posting any bond, to injunctive relief against Licensee upon making an adequate showing of a material breach of this Agreement by Licensee.

12.  ASSIGNMENT AND BINDING EFFECT.

             This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective assigns and successors in interest, provided, however, that Licensee shall not assign or otherwise transfer any of such rights, duties, obligations or undertakings or any portion thereof, to any third party without the prior written consent of Infogrames. Any attempted assignment or transfer in violation of these provisions shall be invalid.

13.  SEVERABILITY.

             The invalidity, illegality or unenforceability of any provision hereof shall not in any way affect, impair, invalidate or render unenforceable this Agreement or any provision thereof.

14.  FURTHER ASSURANCE.

             Licensee agrees that it will, after the date hereof, from time to time and without further consideration thereof, execute and deliver such further instruments and take such further actions as may be required to implement the transactions contemplated hereby. Infogrames agrees that it will, after the date hereof, from time to time and without further consideration therefor, execute and deliver such further instruments and take such further actions as may be required to implement the transactions contemplated hereby.

15.  GOVERNING LAW AND JURISDICTION.

             This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly within such jurisdiction, without regard to the conflicts of law principles thereof. All disputes under this Agreement shall be resolved by the courts of the State of New York, including the state and federal courts, and the parties all consent to the jurisdiction of such courts, agree to accept service of process by mail, and hereby waive any jurisdictional or venue defenses otherwise available to it.

16.  RELATIONSHIP OF THE PARTIES.

             This Agreement shall not create a relationship of agent, employee, or partner of or joint venturer with the other party. The relationship between the parties with respect to the subject matter covered hereby is one of licensor and licensee.

17.  PARAGRAPH HEADINGS.


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             Paragraph and Section headings of this Agreement are for reference and convenience only and shall have no bearing on the interpretation of this Agreement.

18.  ENTIRE AGREEMENT.

             This Agreement (including schedules attached hereto) constitutes the entire agreement between the parties regarding the subject matter hereof. All prior agreements or arrangements, written or oral, between the parties relating to the subject matter hereof are hereby canceled and superseded.

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              IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed the day and year first written above.



                             INFOGRAMES ENTERTAINMENT S.A.

                             By:  /s/ Bruno Bonnell
                             Name:  Bruno Bonnell
                             Title: President and Director General



                             GT INTERACTIVE SOFTWARE CORP.


                             By:  /s/ Denis Guyennot
                             Name:  Denis Guyennot
                             Title:  President and Chief Operating Officer




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